Registration Statement No. 33-_____
- -------------------------------------------------------------------------------

- -------------------------------------------------------------------------------

                      SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                           -------------------------
                                    FORM S-3
                              REGISTRATION STATEMENT
                                     UNDER
                            THE SECURITIES ACT OF 1933

                                 J. BAKER, INC.
            (Exact name of Registrant as specified in its charter)
Massachusetts                                                  04-2866591
(State or other jurisdiction                                 (I.R.S. Employer
of incorporation or organization)                           Identification No.)

                             555 Turnpike Street
                              Canton, MA  02021
                               (617) 828-9300
(Address, including zip code, and telephone number, including area code of Registrant's principal executive offices)
                       -------------------------------

                             MARK T. BEAUDOUIN
                               J. BAKER, INC.
                            555 Turnpike Street
                        Canton, Massachusetts 02021
                             (617) 828-9300
       (Name, address, including zip code, and telephone number, including area code, of agent for service)
                        ----------------------------

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.
                        -----------------------------
        If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]
        If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [x]
        If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
        If this Form is a post effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
        If delivery of the Prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

The Prospectus contained in this Registration Statement relates also to the registration statement on Form S-3 (No. 33-51645) of the Registrant, and is intended to be the combined Prospectus referred to in Rule 429 under the Securities Act of 1933, as amended. Such Registration Statement on Form S-3 is accordingly amended to reflect the information contained herein.

                                          CALCULATION OF REGISTRATION FEE

====================================================================================================================================
Title of Shares to Be      Amount to be Registered(1)     Proposed Maximum             Proposed Maximum             Amount of
     Registered                                       Offering Price Per Share(2) Aggregate Offering Price(2)   Registration Fee(3)
- ------------------------------------------------------------------------------------------------------------------------------------
Common Stock, par value
      $.50 per share               6,001                       $7.50                     $45,007.50                $100.00
====================================================================================================================================

(1) These shares are in addition to the 30,948 shares covered by the Registration Statement filed on December 22, 1993 (No. 33-51645) which remain unsold.
(2)  Estimated solely for purposes of determining the registration fee.
(3) Filing fee computed pursuant to Rule 457(c) under the Securities Act of 1933, as amended (the "Securities Act"), based on the average of the high and low sales prices of the Common Stock reported on the National Market System of the National Association of Securities Dealers, Inc. Automated Quotation System on April 17, 1996. A registration fee of $335.85 was paid on filing of the Registration Statement on December 22, 1993.

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.
- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------

PROSPECTUS                                               Subject to Completion,
                                                         Dated April 24, 1996


                             J. BAKER, INC.



                     36,949 SHARES OF COMMON STOCK
                     -----------------------------




         The shares of common stock, $.50 par value (the "Common Stock"), of J. Baker, Inc. (the "Company") covered by this Prospectus are being offered by certain stockholders (the "Selling Stockholders") of the Company. The Company will not receive any of the proceeds of the sale of the shares offered hereby. For information respecting the Selling Stockholders and the plan of distribution of the shares of Common Stock, see "Selling Stockholders" and "Plan of Distribution" herein.

         The Company has been advised by the Selling Stockholders that any of the shares listed above which are sold pursuant to this offering will from time to time be sold in transactions effected by or through registered broker-dealers pursuant to unsolicited orders or unsolicited offers to buy, in independent, negotiated transactions, or otherwise. Such shares will be sold at market prices prevailing at the time of sale or at negotiated prices. The Selling Stockholders have advised the Company that they have made no arrangements with any brokerage firm or otherwise regarding the sale of their shares of Common Stock.

         Normal commission expenses and brokerage fees are payable by the Selling Stockholders. Expenses of the registration, issuance and distribution of the shares offered hereby (other than commission expenses and brokerage fees will be borne by the Company.






          THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY
             THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE
                    COMMISSION PASSED UPON THE ACCURACY OR
                       ADEQUACY OF THIS PROSPECTUS.  ANY
                        REPRESENTATION TO THE CONTRARY
                             IS A CRIMINAL OFFENSE.


                              -------------------
(Sidebar)
         Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This Prospectus shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of the securities in any State in which such offer, solicitation or sale will be unlawful prior to registration or qualification under the securities laws of any such State.


           The date of this Prospectus is April 24, 1996.

                            AVAILABLE INFORMATION

         The Company is subject to the informational requirements of the Securities Exchange Act of 1934 ("Exchange Act") and in accordance therewith files reports and other information with the Securities and Exchange Commission (the "Commission"). Reports, proxy statements and other information filed by the Company may be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 5th Street, N.W., Washington, D.C. 20549, as well as at the following regional offices: 7 World Trade Center, Suite 1300, New York, New York 10048 and Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Copies of such material can also be obtained at prescribed rates from the Public Reference Section of the Commission at 450 5th Street, N.W., Washington, D.C. 20549. The Company's Common Stock is listed on the National Market System of the National Association of Securities Dealers, Inc. Automated Quotation System ("NASDAQ"). Reports, Proxy Statements and other information concerning the Company may be inspected at NASDAQ.



              INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The  following   documents  are  incorporated  in  this  Prospectus  by
reference:

         The Company's Annual Report on Form 10-K for the Company's fiscal year ended January 28, 1995 filed with the Securities and Exchange Commission pursuant to Section 13 of the Securities Exchange Act of 1934 (the "Exchange Act").

         The Company's Quarterly Reports on Form 10-Q for the quarters ended April 29, 1995, July 29, 1995 and October 28, 1995.

         The description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A filed pursuant to Section 12(g) of the Exchange Act dated June 2, 1986, including any amendment or report filed for the purpose of amending such description.

         All documents filed by the Company with the Commission after the date of this Prospectus pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act and prior to the termination of the offering of Common Stock covered by this Prospectus shall be deemed to be incorporated by reference in this Prospectus and to be made a part hereof from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed to constitute a part of this Prospectus, except as so modified or superseded.

         The Company will provide without charge to each person to whom a copy of this Prospectus has been delivered, on request, a copy of any or all of the documents referred to herein that have been incorporated by reference, other than exhibits to such documents. Requests for such copies should be directed to Chief Accounting Officer, J. Baker, Inc., 555 Turnpike Street, Canton, MA 02021 (Telephone No. (617) 828-9300).

                                  THE COMPANY

         J. Baker, Inc., the issuer of the shares of Common Stock offered hereby, has its principal executive offices at 555 Turnpike Street, Canton, MA 02021. The telephone number of said offices is (617) 828-9300.

                                USE OF PROCEEDS

         All the shares of Common Stock offered hereby are being sold by the Selling Stockholders. See "Selling Stockholders". The Company will not receive any of the proceeds from such sale.

                              SELLING STOCKHOLDERS

         The table below sets forth: (i) the name and address of each Selling Stockholder, (ii) the number of shares of Common Stock owned beneficially by each Selling Stockholder prior to the offering, (iii) the number of shares of Common Stock offered by each Selling Stockholder hereby, and (iv) the number of shares of Common Stock and the percentage of the class to be owned by each Selling Stockholder, after the offering, assuming all shares offered hereby are sold. The Selling Stockholders are former stockholders of Tishkoff Enterprises, Inc. ("TEI") who, pursuant to a Stock Purchase Agreement dated November 19, 1993 (the "Stock Purchase Agreement") among the Company, TEI and such Selling Stockholders, sold their shares of Common Stock, with no par value, of TEI to the Company in exchange for the shares of the Company's Common Stock offered hereby. The Selling Stockholders received 51,430 shares of the Company's Common Stock at the closing of the sale of their TEI shares to the Company and an additional 6,001 shares at the expiration of the indemnification period as provided for in the Stock Purchase Agreement. Pursuant to the Stock Purchase Agreement and a subsequent merger of JBAK Acquisition Corp., a wholly-owned subsidiary of the Company, with and into TEI, TEI became a wholly-owned subsidiary of the Company. Pursuant to the merger, the corporate name of TEI was changed to Shoe Corporation of America, Inc. ("SCOA") and pursuant to a subsequent merger of SCOA with and into JBI, Inc., a wholly-owned subsidiary of the Company, SCOA became a division of JBI, Inc. (the "SCOA division"). The Selling Stockholders are entitled to certain rights with respect to the registration under the Securities Act of 1933 of the shares of Common Stock acquired pursuant to the Stock Purchase Agreement.

                                                                            Beneficial Ownership of Common
                             Beneficial Ownership                              Stock  After the Offering
                             of Common Stock         Shares of Common                           Percent of
                             Before the Offering     Stock to be Offered                        Outstanding
Selling Stockholder          (Number of Shares)                             Shares              Shares
- -------------------          --------------------    --------------------   ------              ------------
Dennis B. Tishkoff (1)
50 North Drexel Avenue
Columbus, OH  43209               32,773(2)(3)            23,754            8,750(3)               *

Stuart M. Tishkoff (4)
13902 Indian Mound Road
Pickerington, OH  43147            4,743(5)                3,412            1,331(5)               *

Michael J. Chambers(6)
124 St. Julien Street
Worthington, OH 43085                339                     339                0                  *

Joseph C. O'Riordan (7)
2424 McCoy Road
Columbus, OH  43220                  697(8)                  300             397(8)                *




James Flacche (9)
6221 Sunbury Road
Westerville, OH 43081                176(10)                  63             113(10)               *


Louis L. Siegel (11)
8121 Bunyan Drive
Reynoldsburg, OH  43068              550(12)                 300             250(12)               *

Edward L. Schlegel (13)
242 Deer Meadow Drive
Gahanna, OH  43230                   998(14)                 601             397(14)               *

Daniel P. Cress (15)
2625 Edington Road
Columbus, OH  43221                1,351(16)                 601             750(16)               *

Glenn F. Vititoe (17)
647 Mohican Way
Westerville, OH  43081               941.5(18)               601             340.5(18)             *

Jerald J. Tishkoff (19)
24300 Chagrin Blvd., Ste. 315
Beachwood, OH  44122               4,452                   4,327             125                   *

Fahn D. Tishkoff (20)
50 North Drexel Avenue
Columbus, OH  43209                  300                     300               0                   *

Pearl Fishman Thall
6637 Vancouver Lane
Naples, FL  33942                  2,351                   2,351               0                   *

- -------------------------------------------------------------------------------
* Represents less than one percent of the outstanding shares.

(1) Mr. Dennis Tishkoff is the President and Chief Executive Officer of the SCOA division and an Executive Vice President of the Company. Mr. Tishkoff is the husband of Fahn Tishkoff, the brother of Stuart Tishkoff and the cousin of Jerald Tishkoff.

(2)    Includes 269 shares owned by Mr. Tishkoff's wife.

(3)    Includes 8,750 shares issuable upon the exercise of stock options.

(4) Mr. Stuart Tishkoff is Vice President-Merchandising of the SCOA division and, until his resignation on November 19, 1993, was a director of TEI. He is the brother of Mr. Dennis Tishkoff and the cousin of Mr.
       Jerald Tishkoff.

(5)    Includes 1,331 shares issuable upon exercise of stock options.

(6) Until his resignation on November 19, 1993, Mr. Chambers was a director and the Chief Financial Officer of TEI.

(7) Mr. O'Riordan is the Vice President-Administration and Control of the Company's SCOA division.

(8)    Includes 397 shares issuable upon the exercise of stock options.

(9)    Mr. Flacche is the Director of the SCOA division's distribution center.

(10)   Includes shares issuable upon the exercise of stock options.

(11)   Mr. Siegel is a merchandise buyer for the SCOA division.

(12)   Includes 250 shares issuable upon the exercise of stock options.

(13)   Mr. Schlegel is a merchandise buyer for the SCOA division.

(14)   Includes 397 shares issuable upon the exercise of stock options.

(15)   Mr. Cress is a merchandise buyer for the SCOA division.

(16)   Includes 750 shares issuable upon the exercise of stock options.

(17) Mr. Vititoe is director of merchandise planning and control for the SCOA division.

(18)   Includes 113 shares issuable upon the exercise of stock options.

(19) Until his resignation on November 19, 1993, Mr. Jerald Tishkoff was a director of TEI. Mr. Jerald Tishkoff is the cousin of Mr. Dennis Tishkoff and Mr. Stuart Tishkoff.

(20) Until her resignation on November 19, 1993, Ms. Tishkoff was a director of TEI. Ms. Tishkoff is the wife of Mr. Dennis Tishkoff.

                         PLAN OF DISTRIBUTION

         The Company has been advised by the Selling Stockholders that any of the shares listed above which are sold pursuant to this offering will from time to time be sold in transactions effected by or through registered broker-dealers pursuant to unsolicited orders or unsolicited offers to buy, in independent, negotiated transactions, or otherwise. Such shares will be sold at market prices prevailing at the time of sale or at negotiated prices. The Selling Stockholders have advised the Company that they have made no arrangements with any brokerage firm or otherwise regarding the sale of their shares of Common Stock. It is intended that this offering shall terminate on the earlier of (i) the sale of all the shares of Common Stock registered hereby or (ii) two years and six months from the date hereof.



                           SECURITIES TO BE OFFERED

         The securities offered hereby consist of shares of the Company's Common Stock, par value $.50 per share. The Common Stock is traded on the over-the-counter market and has been quoted through NASDAQ (NASDAQ Symbol: JBAK) since June 5, 1986.



                                LEGAL MATTERS

         The legality of the Common Stock offered hereby is being passed upon by Mark T. Beaudouin, Esq., General Counsel to the Company.



                                   EXPERTS

         The consolidated financial statements and financial statement schedules of J. Baker, Inc. incorporated in this Prospectus by reference to the Company's Annual Report on Form 10-K for the fiscal year ended January 28, 1995 have been included herein in reliance on the reports of KPMG Peat Marwick, independent certified public accountants, given on the authority of that firm as experts in auditing and accounting.

- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------





    No dealer, salesman or any other person has been authorized to give any information or to make any representation not contained or incorporated by reference in this Prospectus and, if given or made, such information or representation must not be relied upon as having been authorized by the Company.

    This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities other than the Common Stock to which it relates or of such Common Stock in any state or other jurisdiction where, or to any person to whom, such offer or solicitation would be unlawful. Except where otherwise indicated herein, this Prospectus speaks as of its date and neither the delivery of this Prospectus nor any sale made hereunder shall under any circumstances create an implication that there has been no change in the affairs of the Company since the date hereof.















                       36,949 SHARES



                       J. BAKER, INC.


                        COMMON STOCK





                 ---------------------------


                        PROSPECTUS


                 ---------------------------






                       April 24, 1996






- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

               PART II.  INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution.

         The expenses in connection with the issuance and distribution of the securities being registered are set forth in the following table (all amounts except the registration fee are estimated):

        Registration fee...........................................     $  100
        Accountants' fees and expenses.............................     $2,500
        Legal fees and expenses....................................     $2,000
        Miscellaneous..............................................     $  500

     Total.........................................................     $5,100

         All expenses in connection with the issuance and distribution of the securities being offered shall be borne by the Company.

Item 15.  Indemnification of Directors and Officers.

         As permitted by applicable Massachusetts law, Article 6A of the Company's Articles of Organization, as amended, provides that the Company shall indemnify, except as limited by law or as otherwise provided in the Company's Articles of Organization, each person who serves or has served as a director or in any other office filled by election or appointment by the stockholders or the Board of Directors of the Company against all liability fixed by a judgment, order, decree, or award in any action, suit or proceeding, civil or criminal, brought or threatened in or before any court, tribunal, administrative or legislative body or agency incurred by such person in connection with each such action, suit or proceeding in which such person is involved as a result of serving or having served the Company in such capacity or, at the request of the Company, as a director, officer, employer or other agent of any other organization. No indemnification will be provided under Article 6A to such a person with respect to a matter as to which it shall have been adjudicated in any such action, suit or proceeding that such person did not act in good faith in the reasonable belief that such person's action was in the best interests of the Company. Also, in the event that any such action, suit or proceeding is compromised or settled so as to impose any liability or obligation upon such person or upon the Company, no indemnification shall be provided to such person with respect to a matter if the Company has obtained an opinion of counsel that with respect to such matter such person did not act in good faith in the reasonable belief that such person's action was in the best interests of the Company. Directors and officers of the Company may also be entitled to indemnification from the Selling Stockholders with respect to certain matters arising in connection with this Registration Statement.

         Article 6F of the Company's Articles of Organization provides that no director of the Company shall be personally liable to the Company or to its stockholders for monetary damages for breach of the director's duty as a director notwithstanding any provision of law imposing such liability; provided, however, that Article 6F also states that that Article shall not eliminate or limit any liability of a director (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Sections 61 or 62 of the Massachusetts Business Corporation Law, or (iv) with respect to any transaction from which the director derived an improper personal benefit.

         Article 6F also provides that if the Massachusetts Business Corporation Law is subsequently amended to further eliminate or limit the personal liability of directors or to authorize corporate action to further eliminate or limit such liability, then the liability of the directors of the Company shall be eliminated or limited to the fullest extent permitted by the Massachusetts Business Corporation Law as so amended.

Item 16.  Exhibits.

         The Exhibits listed in the accompanying Exhibit Index are filed as part of this Registration Statement.

Item 17.  Undertakings.

         (a)      The Company hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made pursuant to this Registration Statement, a post-effective amendment to this Registration Statement:

                           (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
                           (ii) To reflect in the prospectus any facts or events
                  arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and
                           (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement.

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to
Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement;

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The Company hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                              SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Canton, Commonwealth of Massachusetts, on April 24, 1996.
                                           J. BAKER, INC.



                                           By /s/ Jerry M. Socol
                                             -------------------------
                                           Jerry M. Socol,  President
                                           and Chief Executive Officer


                     POWER OF ATTORNEY AND SIGNATURES

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Jerry M. Socol, Alan I. Weinstein and Mark T. Beaudouin, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-3 and to file the same with all exhibits thereto and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as each such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


   Signature                  Title                           Date


/s/ Jerry M. Socol            Director, President and          April 24, 1996
- ------------------------      Chief Executive Officer
Jerry M. Socol                Chief Executive Officer
                              (Principal Executive
                              Officer)

/s/ Alan I. Weinstein         Senior Executive Vice           April 24, 1996
- ---------------------
Alan I. Weinstein             President, Chief Admini-
                              strative Officer and Chief
                              Financial Officer (Principal
                              Financial Officer)


/s/ Philip G. Rosenberg       First Senior Vice President,    April 24, 1996
- -------------------------
Philip G. Rosenberg           Chief Accounting Officer
                              and Treasurer (Principal
                              Accounting Officer)


/s/ Sherman N. Baker          Director                        April 24, 1996
- -----------------------
Sherman N. Baker


/s/ J. Christopher Clifford   Director                        April 24, 1996
- ----------------------------
J. Christopher Clifford


/s/ Ervin D. Cruce            Director                        April 24, 1996
- ---------------------------
Ervin D. Cruce


/s/ Douglas H. Kahn           Director                        April 24, 1996
- --------------------------
Douglas H. Kahn


/s/ David Pulver              Director                        April 24, 1996
- -----------------------------
David Pulver


/s/ Melvin M. Rosenblatt      Director                        April 24, 1996
- --------------------------
Melvin M. Rosenblatt


/s/ Nancy Ryan                Director                        April 24, 1996
- ---------------------------
Nancy Ryan


/s/ Stanley Simon             Director                        April 24, 1996
- ---------------------------
Stanley Simon

                                EXHIBIT INDEX


Exhibit No.                      Description                               Page
                                                                           -----

4     Instruments Defining the Rights of Security Holders, Including Indentures
      -------------------------------------------------------------------------


4.01 Senior Notes and Senior Subordinated Notes with Stock Purchase Warrants dated May 1, 1989 (filed as Exhibit 4.01 to the Company's Form 10-Q Report for the quarter ended July 29, 1989 and incorporated herein by reference).

4.02 Amendment dated November 13, 1995 to Senior Subordinated Note Agreement dated May 1, 1989 (filed as Exhibit 4.02 to the Company's Form 10-Q Report for the quarter ended October 28, 1995 and incorporated herein by reference).

4.03 Indenture dated as of January 15, 1992 by and between Morse Shoe, Inc. and State Street Bank and Trust Company as Trustee with respect to Convertible Subordinated Debentures due 2002 (filed as Exhibit 4.12 to the Company's Form 10-K Report for the year ended January 30, 1993 and incorporated herein by reference).


4.04 First Supplemental Indenture (dated as of January 30, 1993) to the Indenture (dated January 15, 1992) under which Convertible Subordinated Debentures Due 2002 were issued by Morse Shoe, Inc. (filed as Exhibit 4.01 to the Company's Form 10-Q Report for the quarter ended May 1, 1993 and incorporated herein by reference).


4.05 Indenture dated as of June 12, 1992 by and between J. Baker,Inc. and Fleet National Bank, (formerly Shawmut Bank), et al, as trustee with respect to 7% Convertible Subordinated Notes due 2002 (filed as Exhibit 4.08 to the Company's Form 10-Q Report for the quarter ended August 1, 1992 and incorporated herein by reference).


4.06 Revolving Credit and Loan Agreement by and among JBI, Inc., et al., and Fleet National Bank, et. al., dated as of February 1, 1993 (filed as
      Exhibit 4.03 to the Company's Form 10-K Report for the year ended January 30, 1993 and incorporated herein by reference).


4.07 Guarantee Agreement dated as of February 1, 1993, between J. Baker, Inc., Fleet National Bank, et. al., and subsidiaries of J. Baker, Inc. (filed as
      Exhibit 4.09 to the Company's Form 10-K Report for the year ended
      January 30, 1993 and incorporated herein by reference).


4.08 Security Agreement dated as of February 1, 1993, between JBI, Inc., J. Baker, Inc., and Fleet National Bank, et. al., (filed as Exhibit 4.10 to the Company's Form 10-K Report for the year ended January 30, 1993 and incorporated herein by reference).


4.09 Stock Pledge Agreement dated as of February 1, 1993 by and between JBI, Inc., J. Baker, Inc., Fleet National Bank, et al, and subsidiaries of J. Baker, Inc. (filed as Exhibit 4.11 to the Company's Form 10-K Report for the year ended January 30, 1993 and incorporated herein by reference).

                                                                         Page
                                                                         -----

4.10 First Amendment and Waiver Agreement by and among JBI, Inc., J. Baker, Inc. and Fleet National Bank, et. al., dated as of November 19, 1993 (filed as Exhibit 4.07 to the Company's Form 10-Q Report for the quarter ended October 30, 1993 and incorporated herein by reference).


4.11  Assumption Agreement by Tishkoff Enterprises, Inc. dated as of
      November 19, 1993 (filed as Exhibit 4.08 to the Company's Form 10-Q Report for the quarter ended October 30, 1993 and incorporated herein by reference).

4.12 First Amendment to Pledge Agreement by and among JBI, Inc., J. Baker, Inc. and Fleet National Bank, et. al., dated as of November 19, 1993 (filed as Exhibit 4.09 to the Company's Form 10-Q Report for the quarter ended October 30, 1993 and incorporated herein by reference).


4.13 Second Amendment to Pledge Agreement by and among JBI, Inc., J. Baker, Inc. and Fleet National Bank, et. al., dated as of December 30, 1993 (filed as Exhibit 4.14 to the Company's Form 10-K Report for the year ended January 29, 1994).

4.14 Assumption Agreement by Shoe Corporation of America, Inc. dated as of December 30, 1993 (filed as Exhibit 4.15 to the Company's Form 10-K Report for the year ended January 29, 1994).

4.15 Second Amendment Agreement by and among JBI, Inc., J. Baker, Inc. and Fleet National Bank, et. al., dated as of April 29, 1994 (filed as
      Exhibit 4.01 to the Company's Form 10-Q Report for the quarter ended April 30, 1994).

4.16 Third Amendment Agreement to Revolving Credit and Loan Agreement by and among JBI, Inc., J. Baker, Inc. and Fleet National Bank, et. al., dated December 1, 1994 (filed as Exhibit 4.01 to the Company's Form 10-Q Report for the quarter ended October 29, 1994 and incorporated herein by reference).

4.17 Fourth Amendment Agreement to Revolving Credit and Loan Agreement by and among JBI, Inc., J. Baker, Inc. and Fleet National Bank, et. al., dated March 6, 1995 (filed as Exhibit 4.16 to the Company's Form 10-K Report for the fiscal year ended January 28, 1995 and incorporated herein by reference).

4.18 Fifth Amendment Agreement to Revolving Credit and Loan Agreement by and among JBI, Inc., J. Baker, Inc. and Fleet National Bank, et. al., dated May 19, 1995 (filed as Exhibit 4.01 to the Company's Form 10-Q Report for the quarter ended April 29, 1995 and incorporated herein by reference).

4.19 Assumption Agreement between TCMB&T, Inc. and Fleet National Bank, et. al., dated as of May 19, 1995 (filed as Exhibit 4.02 to the Company's Form 10-Q Report for the quarter ended April 29, 1995 and incorporated herein by reference).

                                                                          Page
                                                                         -----
4.20 Second Amendment to Pledge Agreement among JBI, Inc., J. Baker, Inc. and Fleet National Bank, et. al., dated as of May 19, 1995 (filed as Exhibit
      4.03 to the Company's Form 10-Q Report for the quarter ended April 29, 1995 and incorporated herein by reference).

4.21 Sixth Amendment to Revolving Credit and Loan Agreement by and among JBI, Inc., J. Baker, Inc. and Fleet National Bank, et. al., dated as of September 12, 1995 (filed as Exhibit 4.01 to the Company's Form 10-Q Report for the quarter ended July 29, 1995 and incorporated herein by reference).

4.22 Seventh Amendment to Revolving Credit and Loan Agreement by and among JBI, Inc., J. Baker, Inc. and Fleet National Bank, et.al., dated November 17, 1995 (filed as Exhibit 4.01 to the Company's Form 10-Q Report for the quarter ended October 28, 1995 and incorporated herein by reference).

4.23 Shareholder Rights Agreement between J. Baker, Inc. and Fleet National Bank, et.al., dated as of December 15, 1994 (filed as Exhibit 4.01 to the Company's Form 8-K Report dated December 15, 1994 and incorporated herein by reference).


5     Opinion of Mark T. Beaudouin, Esq.*


23.01 Consent of KPMG Peat Marwick*


23.02  Consent of Mark Beaudouin (included in Opinion filed as Exhibit No. 5)*


24     Powers of Attorney (included on Signature Page of this Registration
       Statement)*



  *  Filed herewith.